UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 3, 2010

Alliant Techsystems Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7480 Flying Cloud Drive Minneapolis, Minnesota	55344-3720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 351-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Alliant Techsystems Inc. (“ATK”) held its Annual Meeting of Stockholders on August 3, 2010.  The stockholders voted upon the following proposals: (1) election of 10 directors, and (2) ratification of the appointment of Deloitte & Touche LLP as ATK’s independent registered public accounting firm for the fiscal year ending March 31, 2011.  The final voting results are set forth below.

Proposal 1:  Election of Directors.  The 10 nominees for election to the Board of Directors were elected to serve until the 2011 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, based upon the following votes:

	For	Withheld	Broker Non-Votes
Roxanne J. Decyk	27,506,957	277,900	3,192,917

Mark W. DeYoung	27,529,163	255,694	3,192,917

Martin C. Faga	18,278,765	9,506,092	3,192,917

Ronald R. Fogleman	27,488,652	296,205	3,192,917

April H. Foley	27,501,558	283,299	3,192,917

Tig H. Krekel	18,244,656	9,540,201	3,192,917

Douglas L. Maine	18,281,615	9,503,242	3,192,917

Roman Martinez IV	27,478,043	306,814	3,192,917

Mark H. Ronald	27,540,034	244,823	3,192,917

William G. Van Dyke	18,272,420	9,512,437	3,192,917

Proposal 2:  Ratification of Appointment of Independent Registered Accounting Firm.  The proposal to ratify the appointment of Deloitte & Touche LLP as ATK’s independent registered public accounting firm for the fiscal year ending March 31, 2011 was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
30,633,402	258,134	86,238	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

Date: August 3, 2010	By:	/s/ KEITH D. ROSS
Keith D. Ross
Senior Vice President, General Counsel and Secretary